Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Option Plan and 2000 Employee Stock Purchase Plan of Monolithic System Technology, Inc., of our report dated January 17, 2003 with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

March 24, 2003